                                                                    EXHIBIT 23.2

CONSENT OF DAVIS & CO., CPA'S, P.C.

                      [DAVIS & CO., CPA'S, P.C. Letterhead]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Form S-8 of MediaX Corporation for the sale of 1,620,000 shares of its common stock and to the inclusion therein of our report dated March 26, 1999, with respect to the financial statements of MediaX Corporation for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/ Davis & Co., CPAs, P.C.
                                        ---------------------------------------
                                        Davis & Co., CPAs, P.C.

Englewood, Colorado
January 29, 2001